Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tudou Holdings Limited of our report dated April 29, 2011, except for Note 3(a) and Note 18 as to which the dates are July 9, 2011 and July 21, 2011, respectively relating to the financial statements of Tudou Holdings Limited, which appears in Tudou Holdings Limited’s Registration Statement on Form F-1 (File No. 333-170485).

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
December 12, 2011